SENTINEL ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS

                        AS AMENDED THROUGH APRIL 6, 2006

                                POLICY STATEMENT

         The cornerstone of the business philosophy of Sentinel Asset Management, Inc. (collectively, the "Company") is that the interests of its clients are paramount. This principle shall guide directors, officers and employees in conducting business on behalf of the Company. In particular, no director, officer or employee of the Company shall have any position with, or a "substantial interest" in, any other business enterprise operated for a profit, the existence of which would conflict, or might conflict, with the proper performance of his/her duties, or responsibilities to the Company or which might tend to affect his/her independence of judgment with respect to transactions between the Company or its investment clients, and such other business enterprise, without prior full and complete disclosure thereof. Each officer or employee who has such a conflicting, or possibly conflicting, interest with respect to any transaction which he/she knows is under consideration by the Company, any affiliate thereof, or its investment clients, is required to make timely disclosure thereof so that it may be part of the Company's consideration of the transaction.

RULES OF CONDUCT

         In order to implement the foregoing Policy Statement but without limiting its intent, the following Rules are adopted:

         1. Each director, officer and employee of the Company shall observe high standards of commercial honor and just and equitable principles of trade, and shall comply in all respects with the federal and state securities laws.

         2. No officer or employee should accept gifts, gratuities or favors of any kind from any person, firm or corporation doing business, or having the potential to do business with the Company or its investment clients, under any circumstances from which it could be reasonably inferred that the purpose of the gift, gratuity or favor could be to influence the officer or employee in the conduct of Company or affiliated transactions with the donor; provided, however, that this section shall not be interpreted to prohibit (i) allowing business contacts to pay for meals or sporting events which a officer or employee attends, or (ii) gifts of items with a value not exceeding $100.

         3. Bribes, kickbacks, and other illegal payments to or from any individual with whom the Company does business or hopes to do business, in any form, for any purpose, are absolutely prohibited.

         4. The accuracy and completeness of account entries and classifications are to be strictly maintained at all times. Entries must be made in such a manner that their nature is clearly discernible to management and to the Company's independent auditors.

         5. No officer or employee of the Company shall be a director, officer, associate, partner, agent or employee of any other business enterprise, or shall have any financial interest in any other financial institution, or in any firm with whom the Company or any affiliate does business, without first having secured written permission from the Chief Executive Officer.

         6. Any officer or employee of the Company concerned with investment activities, who has any investment, either directly or indirectly, in any corporation or business enterprise which has a direct placement with the Company or any affiliate, or is under consideration for a direct placement by the Company or any affiliate, or which is under consideration for acquisition by the Company, any affiliate, or any investment client, must make full disclosure of the circumstances of any investment held in such corporation or enterprise to the Chief Executive Officer.

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         7.       Officers and employees of the Company shall treat information which they receive about the financial condition and business activities of enterprises being considered for investment as confidential.

         8. No officer or employee of the Company shall knowingly or intentionally trade, directly or indirectly, against the Company's investment clients in any of their respective securities or in any securities which they each may respectively purchase, hold or sell, or, knowingly or intentionally, enter into, advise or permit any security transaction inconsistent with the best interests of the Company's investment clients.

         9. (a) Each officer or employee of the Company (or director, if he or she is an Access Person as defined in Rule 204A-1 under the Investment Advisers Act of 1940) shall file within 30 days after the close of each calendar quarter, with the Chief Compliance Officer of the Company, a complete and accurate report of all transactions in Covered Securities of which he/she has knowledge, made by or for his/her account or any immediate member of his/her family or any trust, partnership, corporation, syndicate or account as to which he/she, directly or indirectly has control or has participation in investment policies; provided however, any such report may contain a statement that it shall not be construed as an admission that the person making such report has any direct or indirect beneficial ownership in the securities to which the report relates. Every such report shall be dated the date of its submission and shall contain the following information:

                  (A) With respect to any transaction during the quarter in a Covered Security in which the reporting person had any direct or indirect ownership:

                  (1) The date of the transaction and the title and amount of the security involved;

                  (2) The nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

                  (3) The price at which the transaction was effected; and

                  (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

                  (B) With respect to any account established by a reporting person during the quarter for the direct or indirect benefit of such person:

                  (1) The name of the broker, dealer or bank with whom such person established the account; and

                  (2) The date the account was established.

                  In order to help ensure that all such reports are timely filed, the designated individual will distribute the report forms at least five business days prior to the end of a quarter, with a reminder that the forms are required by law to be submitted to him/her within 10 days after the end of the quarter. In addition, the designated individual shall, on a date not later than seven days after the end of a quarter, determine whether any reports have not yet been submitted, and shall follow up orally with any such person to ensure that his or her report is timely filed. All such reports shall be reviewed by the Chief Compliance Officer who shall indicate in writing on each form that it has been reviewed by him or her.

                            (b) Each officer or employee of the Company (or
                  director, if he or she is an Access Person as defined in Rule 204A-1 under the Investment Advisers Act of 1940) shall file, within ten days of first becoming an officer, employee, director or trustee, and once per year, the following information (which information, in the case of the annual holdings report, must be current as of a date no more than 45 days before the report is submitted, and in the case of the initial holdings report, must be current as of the date on which the person became an officer, director, trustee or employee of the Company), in a report dated the date of its submission:

                           (A) The title, number of shares and principal amount
                  of each Covered Security in which the reporting person had any direct or indirect beneficial ownership;

                           (B) The name of any broker, dealer or bank with whom
                  the person maintains an account in which any securities are (or in the case of the initial holdings report, were at the time such person became an officer, director, trustee or employee) held for the direct or indirect benefit of the person.

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                                 (C) A person need not make a report under
                  paragraph (a) above with respect to purchase transactions in Sentinel Funds shares effected through normal payroll withholding in the National Life 401k Plan, or otherwise through an Automatic Investment Plan.

                  All such reports shall be reviewed by the Chief Compliance Officer who shall indicate in writing on each form that it has been reviewed by him or her.

                  Each officer or employee of the Company who is required to make such reports in connection with his or her affiliation with Sentinel Group Funds, Inc., shall be excused from making these reports.

         10. Officers and employees of the Company shall not under any circumstances acquire securities in an initial public offering.

         11. Officers and employees of the Company shall not invest in private placements except after having obtained the prior approval of the CEO, which approval will be granted only in exceptional circumstances in which it is clear that the investment opportunity is not appropriate for the Company's Fund clients or will not interfere with a Fund's participation in the investment, and is not being offered to the individual as a result of his or her position with the Company.

         12. Officers and employees of the Company shall not trade in any security while any of the Company's clients have a pending buy or sell order in the same security, except that orders to buy or sell on behalf of an index fund client, or orders to buy or sell on behalf of individually managed accounts at AG&T, shall not be considered for purposes of this paragraph.

         13. Officers and employees of the Company shall not be permitted to take a profit from a purchase and sale, or sale and purchase, of the same securities within 60 calendar days. Any profits realized in violation of this restriction shall be disgorged to the Company.

         14. Transactions by officers and employees of the Company in Covered Securities which have total market capitalizations of at least $25 billion, in options on such securities, or in options or futures on equity indexes, or exchange traded funds, and which are, in the case of individual stocks and options, in amounts of either 1000 shares or less or $50,000 or less, shall be exempt from the requirements of paragraphs 12 and 13 above.

         15. The provisions of this Code of Ethics shall not apply to transactions or holdings in any account over which the person has no direct or indirect influence or control, if such person describes the details of such account and its operation to the CEO and the Chief Compliance Officer, who together agree that the person in fact has no influence or control over the account, and the CEO and Chief Compliance Officer, in connection with excepting the account from the provisions of this Code, may impose any reasonable conditions they deem appropriate to the making of such exception.

         16. Officers and employees of the Company shall not serve on boards of directors of publicly held companies, in the absence of prior approval from the Chairman and CEO based on a finding that the board service is in the best interests of the Company.

         17. The Company shall have in place at all times procedures under which (a) all securities transactions by its officers and employees are pre-cleared, except for transactions in mutual fund shares (including Sentinel Funds, except to the extent contemplated by section 18 hereof), exchange traded funds, government securities, commercial paper, index options and futures, transactions involving no voluntary action such as exercises of options by the opposite party thereto, and shares received in mergers, spinoffs, or stock splits or stock dividends, and while "normal circumstances" exist, stocks with a market capitalization of more than $25 billion, or derivative securities relating to stocks with market caps over $25 billion, all such preclearances to be requested and issued by written communications using the Company's email system (except in cases where the person requesting the clearance is not in the Company's office, in which case the preclearance may be issued over the telephone but confirmed by a written email sent by the person who issues the preclearance), and all such preclearances to be valid only for the remainder of the trading day on which they are issued, (b) its officers and

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                  employees are required to direct their broker to send
                  duplicate copies of confirmations of securities trades to a designated compliance official of the advisor, (c) trades executed after pre-clearance is given are monitored, and (d) its officers and employees annually certify compliance with the Company's procedures listed above and its Code of Ethics. In addition, the Company will maintain procedures under which the Company's Chief Compliance Officer shall verify on at least a monthly basis that all personal securities trades on which duplicate confirmations are received which require preclearance under this Code of Ethics have in fact been precleared, and such person shall include in his or her monitoring of possible violations of the 60 day profit prohibition of paragraph 13 above, a reference to the previous quarter's report of securities transactions filed pursuant to paragraph 9(a) above whenever a report of personal securities transactions reports a trade within the first 60 days of a calendar quarter.

         18. With respect to trades in Sentinel Funds shares, officers and employees of the Company must pre-clear with the Chief Compliance Officer any redemption or exchange of Sentinel Funds shares, other than Sentinel U.S. Treasury Money Market Fund, within 60 days of purchase of or exchange into such shares. The Chief Compliance Officer shall approve any such redemption or exchange only where the officer or employee makes a compelling case that the purchase was not initially meant to be for the short term, and a material change in circumstances has occurred since the purchase which makes such redemption or exchange necessary. This provision applies fully to investments in the Sentinel Funds through the National Life Insurance Company 401k plan, except that normal payroll withholding purchases shall not count as purchases for purposes of this provision. The Chief Compliance Officer shall at least annually monitor the Sentinel Funds accounts and 401k activity of the persons covered by this Code of Ethics, and portfolio management personnel of subadvisors to the Sentinel Funds with respect to such Funds, by reviewing records of the Sentinel Funds transfer agent and 401k administrator.

         19. The Company maintains a separate written Policy and Procedure Designed to Detect and Prevent Insider Trading, which is incorporated herein by reference.

         20. All officers, directors, and employees shall promptly report any violations of this Code of Ethics of which he or she becomes aware to the Chief Executive Officer and the Chief Compliance Officer.

         21. Review and enforcement of this Code of Ethics shall primarily be the responsibility of the Chief Compliance Officer.

         22. The Company shall provide each director, officer and employee with a copy of the Company's Code of Ethics and any amendments, and each such person shall provide the Company with a written acknowledgement of their receipt of the Code of Ethics and any amendments.

         23. The Company shall maintain in its books and records the following:

                           (a) A copy of each version of the Company's Code of
                  Ethics that is in effect, or at any time within the past five years was in effect;

                           (b) A record of any violation of the Code of Ethics,
                  and of any action taken as a result of the violation; and

                           (c) A record of all written acknowledgments as
                  required by paragraph 22 above.

                           (d) A record of each report made as required by
                  paragraph 9 of this Code of Ethics, including any information provided in lieu of such reports pursuant to paragraph
                  (b)(3)(iii) of Rule 204A-1 under the Investment Advisers Act;

                           (e) A record of the names of persons who are
                  currently, or within the past five years were, Access Persons of the Company; and

                           (f) A record of any decision, and the reasons
                  supporting the decision, to approve the acquisition of securities by officers or employees under paragraph 11 of this Code of Ethics, for at least five years after the end of the fiscal year in which the approval is granted.

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         24.      All books and records required to be made under paragraph 23 above shall be maintained and preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record, the first two years in an appropriate office of the Company.



DEFINITIONS

         As used herein, the following definitions shall apply:

         1. "Substantial interest" shall mean (a) beneficial ownership of 0.5% or more of the voting stock of any public corporation; (b) an interest valued at more than $5,000 or an ownership of more than 10% in a closely held corporation; or (c) any interest for gain or profit in any other business or profession with which to his knowledge the Company's investment clients invest in, purchase from or sell to, other than in marketable securities.

         2. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

         3. "Security held or to be acquired" by the Company means any security as defined above which is being, or within the past thirty days has been; (a) held by the Company; or (b) considered by the Company or its investment clients for purchase by the Company or by its investment clients.

         4. "Covered Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except that it does not include:

                    (i) direct obligations of the Government of the United
         States;

                    (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                    (iii) shares issued by open-end mutual funds, except for the Sentinel Funds.

         5. "Normal circumstances" means all situations in which neither the Company nor any of its affiliates is in possession of material inside information with respect to any issuer of publicly traded securities whose equity securities have a market capitalization of more than $25 billion. Normal circumstances shall be deemed to exist at all times unless the Chief Compliance Officer has notified all personnel that normal circumstances do not exist. After such a notification by the Chief Compliance Officer, normal circumstances shall not be deemed to exist unless and until the Chief Compliance Officer has specifically notified all personnel that normal circumstances once again exist.

         If you should at any time have any question as to the application of the above, please consult with the Chief Compliance Officer of the Company.